EXHIBIT 99

FOR IMMEDIATE RELEASE

Contacts:

Stacey Calbert, Media Relations

Marie Perry, Investor Relations

(800) 775-7290

(972) 770-1276

BRINKER INTERNATIONAL BOARD DECLARES COMMON DIVIDEND

DALLAS (January 31, 2008) – The Board of Directors for Brinker International, Inc. (NYSE: EAT) declared a quarterly dividend of $0.11 per share on the common stock of the company.

The dividend will be paid on March 26, 2008 to shareholders of record as of March 13, 2008.

At the end of the second quarter of fiscal 2008, Brinker International either owned, operated, or franchised 1,872 restaurants under the names Chili’s Grill & Bar (1,419 units), Romano’s Macaroni Grill (245 units), On The Border Mexican Grill & Cantina (167 units), and Maggiano’s Little Italy (41 units).

The statements contained in this release that are not historical facts are forward-looking statements. These forward-looking statements involve risks and uncertainties and, consequently, could be affected by general business and economic conditions, the impact of competition, the impact of acquisitions and divestitures and other strategic transactions, the seasonality of  the company’s business, adverse weather conditions, future commodity prices, fuel and utility costs and availability, terrorists acts, consumer perception of food safety, changes in consumer taste and behavior,  health epidemics or pandemics, changes in demographic trends, availability of employees, unfavorable publicity, the company’s ability to meet its growth plan, acts of God, governmental regulations, and inflation.

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